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       SILICONGRAPHICS
[LOGO] Computer Systems
       [LETTERHEAD APPEARS HERE]


                                March 26, 1998


Mr. Richard Szalwinski
Chairman and CEO
DISCREET LOGIC
5505, boul. St.-Laurent, bureau 5200
Montreal (Quebec) Canada H2T 156


RE: EXTENSION OF VALUE ADDED RESELLER AGREEMENT TERMS AND CONDITIONS;
    AGREEMENT NO. 12-11-441

Dear Mr. Szalwinski:

This letter shall serve to extend the Value Added Reseller Agreement ("Agreement"), and the Amendment thereto, between Silcon Graphics, Inc. ("SGI") and Discreet Logic Inc. ("Discreet"). This extension shall be effective as of April 1, 1998 and continue until and including June 30, 1998, at which time the Agreement shall expire, unless the parties mutually agree in writing to extend the terms of the Agreement, or enter into a new agreement.

All other terms and conditions in the above referenced Agreement and Amendment shall apply to purchases made by Discreet during the term of this extension.

Please indicate your acceptance of the above referenced extension by signing where noted below. If you have any questions, please do not hesitate to contact me. I may be reached by telephone at (650) 933-2328.

Very truly yours,                             Acknowledged and agreed.

/s/ Erna Arnesen                               By:    /s/ Richard Szalwinski
                                                     -------------------------
Erna Arnesen                                  Name:  Richard Szalwinski
Vice-President, Global Channel Development           -------------------------
(415) 933-5910                                Title: Chairman and CEO
                                                     -------------------------
                                              Date:  31 Mar 1998
                                                     -------------------------
cc:   April Tan (SGI)
      Jacquelyn L. Rider (SGI)